Electronic Articles of Incorporation
                     For
               ESECURESOFT COMPANY        P03000138385
                                          Filed November 21, 2003
                                          Sec. Of State

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

        Article I
The name of the corporation is:

     ESECURESOFT COMPANY

        Article II
The principal place of business address:

8125 MONETARY DR
SUITE H5
WEST PALM BEACH, FL. 33404

The mailing address of the corporation is:

P0 BOX 32044
PALM BEACH GARDENS, FL. 33420

        Article III

The purpose for which this corporation is organized is:
   ANY AND ALL LAWFUL BUSINESS.

        Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

        Article V

The name and Florida street address of the registered agent is:

DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: DAVID J. PANAIA

     Article VI

The name and address of the incorporator is:
DAVID J. PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL 33418


Incorporator Signature: DAVID J. PANAIA      P03000138385
                                             FILED November 21, 2003
                                             Sec. Of State

     Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PD
PETER TAMAYO JR.
2700 PGA BLVD. #103
PALM BEACH GARDENS, FL. 33410

Title: SD
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418

Title: TD
RICHARD C TURNER
4200 OAK ST.
PALM BEACH GARDENS, FL. 33418

     Article VIII

The effective date for this corporation shall be:
11/21/2003